UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2022

LODGING FUND REIT III, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-56082	83-0556111
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1635 43rd Street South, Suite 205
Fargo, North Dakota	58103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 630-6500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Line of Credit Amendment

As previously disclosed, Lodging Fund REIT III OP, LP (the “Operating Partnership”), which is the operating partnership subsidiary of Lodging Fund REIT III, Inc. (the “Company”), entered into a $5.0 million revolving line of credit loan agreement dated as of August 10, 2022 (the “A-1 Line of Credit”) with Legendary A-1 Bonds, LLC (the “A-1 Lender”). The A-1 Lender is an affiliate of Legendary Capital REIT III, LLC, the Company’s external advisor (the “Advisor”), which is owned by Norman Leslie and Corey Maple, each a director and executive officer of the Company and principal of the Advisor. On December 15, 2022, the Operating Partnership, the Company and the A-1 Lender entered into a Change in Terms Amendment (the “Amendment”) in connection with the Loan.  The Amendment extends the maturity date of the A-1 Line of Credit from December 31, 2022 to December 31, 2023. Additionally, the A-1 Line of Credit was increased to $7.5 million. Through the Amendment, the A-1 Line of Credit is secured by 750,000 unissued Common LP Units of the Operating Partnership.

Purchase of Holiday Inn Express & Suites Wichita Airport – Wichita, Kansas

The information in this Report set forth under Items 2.01 and 2.03 is incorporated herein by reference into this Item 1.01.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Contribution Agreement – Holiday Inn Express & Suites Wichita Airport – Wichita, Kansas

As previously disclosed in a Quarterly Report on Form 10-Q filed by the Company on August 11, 2022, the Company, through the Operating Partnership, entered into a Legendary Equity Preservation UPREIT (Pat. Pend.) Contribution Agreement (the “Wichita HIEX Contribution Agreement”) with Wichita Airport Hospitality, LLC (the “Wichita HIEX Contributor”), pursuant to which the Wichita HIEX Contributor agreed to contribute the 84-room Holiday Inn Express & Suites Wichita Airport hotel in Wichita, Kansas (the “Wichita HIEX”) to the Operating Partnership. The Wichita HIEX Contributor is not affiliated with the Company or the Advisor. The aggregate consideration for the Wichita HIEX under the Wichita HIEX Contribution Agreement is $7,400,000 plus closing costs, subject to adjustment as provided in the Wichita HIEX Contribution Agreement. The consideration consists of the origination of a new loan by subsidiaries of the Operating Partnership with Choice Financial Group (the “Wichita HIEX Lender”) for $5.6 million, secured by the Wichita HIEX (described in Item 2.03 below), the issuance by the Operating Partnership of 121,762 Series T Limited Units of the Operating Partnership, and the payment by the Operating Partnership of $0.5 million in cash, a portion of which was used to pay off the portion of the Wichita HIEX Contributor’s existing loan not covered by the proceeds of the new loan with the Wichita HIEX Lender.

Pursuant to the Wichita HIEX Contribution Agreement, the parties will enter into an amendment to the amended and restated limited partnership agreement of the Operating Partnership to evidence the issuance of the Series T Limited Units to the Wichita HIEX Contributor. Such Series T Limited Units will be entitled to annual cash distributions of up to 3.0% of the value of the Series T Limited Units for the three years after closing, depending upon the net operating income (“NOI”) of the Wichita HIEX during each such applicable year.  The Series T Limited Units will convert into Common Limited Units of the Operating Partnership 36 months after the closing. The number of Common Limited Units to be issued to the Wichita HIEX Contributor upon conversion will be based upon a capitalization rate applied to the then-current trailing 12-month NOI of the Wichita HIEX, less amounts incurred or accrued by the Operating Partnership for (i) any funds advanced as cash at closing, (ii) the loan balance as of the closing date of the existing loan held by the Wichita HIEX Contributor and secured by the Wichita HIEX, (iii) loan assumption or origination fees and related expenses, (iv) if applicable, costs of prepayment or defeasance and related expenses, (v) property improvement plan (“PIP”) and capital expenditures, (vi) operating cash infused by the Company and/or Operating Partnership, (vii) any shortfall of the 10% minimum cumulative yield on Company’s invested capital, and (viii) any other unrealized or unreimbursed costs of operating the Wichita HIEX.

Acquisition of Holiday Inn Express & Suites Wichita Airport

On December 22, 2022, the Wichita HIEX Contributor contributed the Wichita HIEX to the Operating Partnership for the contribution consideration described above. The Company funded the acquisition of the Wichita HIEX with proceeds from the Company’s ongoing private offering, Series T units issued to the Wichita HIEX Contributor as described above, and a new loan secured by the Wichita HIEX (described above and discussed in more detail in Item 2.03 below).

Management of Holiday Inn Express & Suites Wichita Airport

On December 22, 2022, the Company, through its subsidiary LF3 Wichita Airport TRS, LLC (the “Wichita HIEX TRS Subsidiary”) entered into a management agreement with KAJ Hospitality Inc. (“KAJ”) (the “Wichita HIEX KAJ Management Agreement”), to provide property management and hotel operations management services for the Wichita HIEX. The Wichita HIEX KAJ Management Agreement has an initial term of five years after its effective date, which automatically renews for successive one-year periods, unless terminated in accordance with its terms. Pursuant to the Wichita HIEX KAJ Management Agreement, the Wichita HIEX TRS Subsidiary agrees to pay to KAJ a management fee equal to 2.0% of total revenues for the first three years and 3.0% of total revenues for the remainder of the term plus an accounting fee of $14.00 per room for accounting services, payable monthly. KAJ may also receive incentive management fees if certain performance metrics are achieved.  The Wichita HIEX TRS Subsidiary also reimburses KAJ for certain costs of operating the property incurred on behalf of the Company.  All reimbursements are paid to KAJ at cost.  The Wichita HIEX TRS Subsidiary may terminate the Wichita HIEX KAJ Management Agreement if certain performance metrics are not met by KAJ.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT

In connection with the contribution of the Wichita HIEX to the Operating Partnership, and pursuant to the Loan Agreement, effective as of December 22, 2022 (the “Wichita HIEX Loan Agreement”), the LF3 Wichita Airport, LLC and Wichita HIEX TRS Subsidiary (collectively, the “Wichita HIEX Borrower”) entered into a new $5.6 million term loan with the Wichita HIEX Lender, which is secured by the Wichita HIEX (the “Wichita HIEX Loan”). The Wichita HIEX Loan is evidenced by a promissory note and has a fixed interest rate of 6.41% per annum. The Wichita HIEX Loan matures December 21, 2027. The Wichita HIEX Loan requires monthly payments of interest only through June 21, 2024, and monthly payments of interest and principal after that date based on a 25-year amortization, with the outstanding principal and interest due at maturity. The Wichita HIEX Borrower has the right to prepay the Wichita HIEX Loan in full or in part with a pre-determined prepayment fee depending on the date of prepayment as set forth in the promissory note.

The Wichita HIEX Loan Agreement requires a minimum annual debt service coverage ratio, as defined therein.  The Wichita HIEX Loan Agreement contains customary events of default, including payment defaults.  If an event of default occurs under the Wichita HIEX Loan Agreement, the Wichita HIEX Lender may accelerate the repayment of amounts outstanding under the Wichita HIEX Loan Agreement and exercise other remedies subject, in certain instances, to the expiration of applicable cure periods.

Pursuant to the Wichita HIEX Loan Agreement, the Operating Partnership entered into a Guaranty (the “Wichita HIEX OP Guaranty”) with the Wichita HIEX Lender to guarantee payment when due of the loan amount and the performance of the agreements of Wichita HIEX Borrower contained in the loan documents, as further described in the Wichita HIEX OP Guaranty. Corey Maple entered into a Wichita HIEX Guaranty (the “Wichita HIEX Maple Guaranty”) with the Wichita HIEX Lender to guarantee payment when due of 50% of the principal amount of indebtedness outstanding, including accrued interest and collection costs and expenses, and the performance of the agreements of Wichita HIEX Borrower contained in the loan documents, as further described in the Wichita HIEX Maple Guaranty.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LODGING FUND REIT III, INC.

Dated: December 29, 2022	BY:	/s/ Corey R. Maple
Corey R. Maple
Chairman of the Board, Chief Executive Officer and Secretary